Exhibit 10.1

INVESTOR AWARENESS AGREEMENT

THIS AGREEMENT is made effective as of the 4th day of December, 2009.

BETWEEN:

LML Payment Systems Inc.
Suite 1680 - 1140 West Pender Street
Vancouver, BC V6E 4G1
Canada

(“LMLP”)

AND:
Littlebanc Advisors LLC.
601 South Federal Highway Suite 201
Boca Raton FL 33432
USA

(the “Contractor”)

WHEREAS:

A. LMLP seeks to enter into this Agreement to retain the Contractor to assist with LMLP’s investor awareness activities and the Contractor has agreed provide such services to LMLP in accordance with the terms of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each, the parties hereto agree as follows:

ARTICLE 1

APPOINTMENT AND AUTHORITY OF CONTRACTOR

1.1	Appointment of Contractor

LMLP hereby appoints the Contractor to perform certain services for the benefit of LMLP as hereinafter set forth, and LMLP hereby authorizes the Contractor to exercise such powers as provided under this Agreement.  The Contractor accepts such appointment on the terms and conditions herein set forth.

1.2	Authority of Contractor

The Contractor shall have no right or authority, express or implied, to commit or otherwise obligate LMLP in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by LMLP.

1.3	Independent Contractor

In performing its services hereunder, the Contractor shall be an independent contractor and not an employee or agent of LMLP, except that the Contractor shall be the agent of LMLP solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement.  Nothing in this Agreement shall be deemed to require the Contractor to provide its services exclusively to LMLP and the Contractor hereby acknowledges that LMLP is not required and shall not be required to make any remittances and payments required of employers by statute on the Contractor’s behalf and the Contractor or any of its agents or employees shall not be entitled to the fringe benefits provided by LMLP to its employees.

1.4	Contractor’s Warranties

The Contractor represents and warrants that it will provide, as required and at its own expense, competent management personnel and that its agents or employees have the qualifications, experience and capabilities necessary to carry out the services to be performed hereunder, and that the services will be performed to the standard of care, skill and diligence of experienced workers in that same field.

ARTICLE 2

CONTRACTOR’S AGREEMENTS

2.1	General

The Contractor, at the expense of and on behalf of LMLP, shall:

(a)	assist with the corporate and investor awareness of LMLP pursuant to the terms and conditions of this Agreement;

(b)	implement or cause to be implemented an investor awareness and public information strategy for LMLP in accordance with and as limited by this Agreement and specific plans approved by LMLP;

(c)	at all times be subject to the direction of LMLP and shall keep LMLP informed as to all matters concerning the Contractor’s activities; and

(d)
meet professional investor awareness standards that may be reasonably prescribed by LMLP from time to time.  LMLP acknowledges that, since the Contractor is an independent contractor and not an employee of LMLP, the Contractor shall have direction and control of the manner, methods, techniques and procedures used by its agents or employees to perform the services described herein.

2.2	Contractor’s Activities

In carrying out its obligations under this Agreement with respect to the investor awareness activities of LMLP, the Contractor shall:

(a)	assist with coordinating and disseminating news and information of LMLP to the public and to the shareholders of LMLP;

(b)	initiate and maintain contact with brokers, brokerage houses and institutional investors to provide them with current events of LMLP;

(c)	do all such acts and things as may be required to foster and facilitate and enhance a positive reputation of LMLP and its securities in the market place;

(d)
assist in handling inquiries, complaints and reasonable requests from the general public or any regulatory authorities which, in the event an expenditure of money is required, shall be at LMLP’ expense;

(e)
notify LMLP of any major inquiry, complaint or request made by the general public or any regulatory authority and deliver to LMLP copies of any supporting papers received in connection with such inquiry, complaint and request;

(f)
perform any other services or functions reasonably required by LMLP and within the general scope of the Contractor’s duties as set forth in this Agreement and otherwise operate and manage the investor awareness activities of LMLP in accordance with and as limited by this Agreement;

(g)
perform all other functions relating to investor awareness activities of LMLP as may be customary and usual for a company of the size and nature of LMLP, in accordance and as limited by this Agreement,

provided that it is acknowledged that LMLP may engage other entities to assist with the corporate and investor awareness of LMLP and in this regard the Contractor will take such steps as shall be necessary to coordinate its activities with such other entities to ensure there is no duplication of services.

2.3	Dissemination of Information

The Contractor will not disseminate or spread any false or misleading information regarding LMLP to any person.  The Contractor will disseminate any news and information which is specifically authorized in writing by LMLP.  No act or omission by LMLP will act to waive the requirements of this Section 2.3.

2.4	Books and Records

At all times during the term hereof the Contractor shall cause accurate books and records of all expenditures made by it in connection with the activities being performed for LMLP under this Agreement to be kept and keep all invoices receipts and vouchers relating thereto and permit LMLP or its authorized representatives to inspect, examine, copy and conduct audits of such books and records.

2.5	Expense Statements

The Contractor shall on or before the last day of each calendar month during the term hereof, or if a Saturday, Sunday or holiday, the next following business day, render to LMLP an itemized statement and accounting for the previous calendar month, together with such supporting documents (credit card statements alone are not acceptable) as and when LMLP may reasonably require, of all expenses which LMLP is obligated by this Agreement to reimburse.

The Contractor may incur expenses in the name of LMLP up to an amount per month as agreed in advance in writing by LMLP, such expenses to relate solely to the carrying out of the Contractor’s duties hereunder.  The Contractor will immediately forward all invoices for expenses incurred on behalf of and in the name of LMLP and LMLP agrees to pay said invoices directly on a timely basis.

2.6 Regulatory Compliance.

The Contractor agrees to comply with all applicable securities legislation and regulatory policies in relation to providing the services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission, and the British Columbia Securities Commission.

2.7	Prohibition Against Insider Trading.

The Contractor hereby acknowledges that the Contractor is aware, and further agrees that the Contractor will advise those of its directors, officers, employees and agents who may have access to confidential information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 3

LMLP’ AGREEMENTS

3.1	Compensation of Contractor

As compensation for the services rendered by the Contractor pursuant to this Agreement, LMLP shall grant to the Contractor options (the “Options”) to purchase 125,000 common shares of LMLP. The Options will expire in five years and be granted under a separate option agreement to be issued within ten days of execution of this Agreement. The Options may be exercised at the market price of LMLP shares on the day before execution of the option agreement. The Options will vest immediately. Options will be valid until their expiry date.

The Options will be subject to LMLP’s Stock Option Plan, as may be amended from time to time. Upon exercise, LMLP may withhold any amounts required or as advised by LMLP’s tax advisors under tax laws affecting cross border transactions.

The Contractor acknowledges that it is an accredited investor as that term is defined under Regulation D promulgated under the U.S. Securities Act of 1933 (the “1933 Act”) and will execute such questionnaires and subscription forms as may be requested by LMLP or advised by its legal counsel prior to the issuance of any such securities. The Contractor acknowledges that common stock issued to the Contractor upon exercise of the Options may be restricted stock in which case it may be resold only in compliance with Rule 144 promulgated under the 1933 Act.

3.2	Access to LMLP Information

LMLP will make available to the Contractor such information and data and will permit the Contractor, its agents and employees, to have access to such documents or premises as are reasonably necessary to enable it to perform the services provided for under this Agreement.

ARTICLE 4

DURATION, TERMINATION AND DEFAULT

4.1	Effective Date

This Agreement shall become effective as of the Effective Date set forth above, and shall remain in force for a term of 12 months (the “Term”), subject to termination as provided herein.

4.2	Termination

This Agreement may be terminated:

(a)	by either party by giving the other 30 days written notice of such termination;

(b)
by LMLP upon the occurrence of any default by the Contractor by giving written notice to the Contractor specifying the nature of such default; a default will be defined as the occurrence of any one or more of the following:

(i)
the Contractor fails to perform any of its services in the manner or within the time required herein or commits or permits a breach of or default in any of its duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within three (3) days after written notice by LMLP to the Contractor specifying the nature of such failure, breach or default, or if such breach or default cannot reasonably be cured within three (3) days, fails to commence such cure or remedy within said three (3) day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion; or

(ii)
LMLP acting reasonably determines that the Contractor or any agent or employee thereof has acted, is acting or is likely to act in a manner detrimental to LMLP or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

(c)	by LMLP immediately without prior notice if, at any time, the Contractor, while in the performance of his duties:

(i)	commits a material breach of a provision of this Agreement;

(ii)	is unable or unwilling to perform its duties under this Agreement; or

(iii)	commits fraud or serious neglect or misconduct in the discharge of his duties hereunder; or

(d)
by the Contractor acting reasonably immediately upon the occurrence of any default by LMLP by giving written notice to LMLP specifying the nature of such default; a default will include the failure of LMLP to pay the fee as provided for in Section 3.1 or failure to reimburse the Contractor for expenses as provided for in Section 2.5.

4.3	Duties Upon Termination

Upon termination of this Agreement for any reason, the Contractor shall, in exchange for receipt of all sums due and owing, promptly deliver the following in accordance with the directions of LMLP:

(a)	a final accounting, reflecting the balance of expenses incurred on behalf of LMLP as of the date of termination; and

(b)
all documents pertaining to LMLP or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Contractor shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days’ notice to LMLP.

4.4	Compensation of Contractor on Termination

Upon termination of this Agreement, the Contractor shall be entitled to receive as its full and sole compensation in discharge of obligations of LMLP to the Contractor under this Agreement, all sums due and payable under this Agreement to the date of termination and the Contractor shall have no right to receive any further payments; provided, however, that LMLP shall have the right to offset against any payment owing to the Contractor under this Agreement any damages, liabilities, costs or expenses suffered by LMLP by reason of the fraud, negligence or wilful act of the Contractor, to the extent such right has not been waived by LMLP.

ARTICLE 5

CONFIDENTIALITY

5.1	Ownership of Work Product

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of the Contractor, directly or indirectly, in connection with or otherwise developed or first reduced to practice by the Contractor performing the services, collectively, the work product, shall belong exclusively to LMLP which shall be entitled to all right, interest, profits or benefits in respect thereof.  No copies, summaries or other reproductions of any work product shall be made by the Contractor or any of its agents or employees without the express permission of LMLP, provided that the Contractor is hereby given permission to maintain one copy of the work product for its own use.

5.2	Confidentiality

The Contractor shall not, except as authorized or required by its duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of LMLP, which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to the Contractor and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to LMLP’ business or may be likely so to do.  This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

The Contractor shall comply, and shall cause its agents and employees to comply, with such directions as LMLP shall make to ensure the safeguarding or confidentiality of all such information.  LMLP may require that any agent or employee of the Contractor execute an agreement with LMLP regarding the confidentiality of all such information.

5.3	Devotion to Contract

During the term of this Agreement, the Contractor shall devote sufficient time, attention, and ability to the business of LMLP, and to any associated company, as is reasonably necessary for the proper performance of its services pursuant to this Agreement.  Nothing contained herein shall be deemed to require the Contractor to devote its exclusive time, attention and ability to the business of LMLP.  During the term of this Agreement, the Contractor shall, and shall cause each of its agents or employees assigned to performance of the services on behalf of the Contractor to:

(a)	at all times perform its services faithfully, diligently, to the best of its abilities and in the best interests of LMLP;

(b)	devote such of its time, labour and attention to the business of LMLP as is necessary for the proper performance of the Contractor’s services hereunder; and

(c)	refrain from acting in any manner contrary to the best interests of LMLP or contrary to the duties of the Contractor as contemplated herein.

5.4	Other Activities

The Contractor shall not be precluded from acting in a function similar to that contemplated under this Agreement or in any other capacity for any other person, firm or company provided such action shall not conflict with the Contractor’s duty to LMLP and shall not prevent the Contractor from fulfilling its duties pursuant to this Agreement.

5.5	Trading/Tipping

The Contractor will not disclose to any party information respecting LMLP that has not been publicly disclosed, nor will the Contractor trade in shares of LMLP while in possession of such knowledge.

ARTICLE 6

MISCELLANEOUS

6.1	Waiver; Consents

No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of LMLP shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

6.2	Governing Law

This Agreement and all matters arising thereunder shall be exclusively governed by the laws of British Columbia.

6.3	Successors, etc.

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors and permitted assigns.

6.4	Subcontracts

The Contractor has the right, power, and authority to delegate any duties or obligations arising hereunder, with the approval of LMLP, or to subcontract its services, or any portion thereof, with the approval of LMLP, provided that any subcontract shall be made subject to the terms of this Agreement and the Contractor shall require the subcontractor, to acknowledge such terms in writing at the time the subcontract agreement is executed.  No such delegation or subcontracting shall relieve the Contractor from any of its obligations under this Agreement and a subcontractor shall, as between LMLP and the Contractor, be deemed to be the agent of the Contractor.

6.5	Assignment

This Agreement may not be assigned by any party except with the written consent of the other party hereto.

6.6	Entire Agreement and Modification

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.  To be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.

6.7	Headings

The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

6.8	Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or forty-eight (48) hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to LMLP or the Contractor as follows:

LMLP:

Patrick Gaines, CEO
LML Payment Systems Inc.
Suite 1680 - 1140 West Pender Street
Vancouver, BC V6E 4G1
Fax: (604) 689-4413
patrick@lmlpayment.com

The Contractor:

Michael Margolies, CEO
Littlebanc Advisors LLC.
601 South Federal Highway Suite 201
Boca Raton FL 33432
Fax: 561.948-8924
mm@littlebanc.com

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.9	Time of the Essence

Time is of the essence.

6.10	Further Assurances

The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.11	Currency

All monetary amounts set out in this Agreement shall be in United States dollars.

6.12	Counterparts and Facsimile

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.  This Agreement may be signed by facsimile or other electronic means and such signatures shall be effective for all purposes.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

LML Payment Systems Inc.

Per:	/s/ Patrick H. Gaines
Name: Patrick H. Gaines
Title: CEO

Littlebanc Advisors LLC

Per:	/s/ Michael Margolies
Name: Michael Margolies
Title: CEO